Exhibit 10.1

EXECUTION VERSION

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

BY

CF Albert LLC, a Delaware limited liability company

(“PURCHASER”)

AND

the entities listed on Annex A

(each, a “SELLER” and collectively, “SELLERS”)

DATED SEPTEMBER 25, 2017

Project Charlie - Sale Leaseback Purchase and Sale Agreement

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

This Agreement for Purchase and Sale of Real Estate (“Agreement”) made this 25th day of September, 2017 (the “Effective Date”), by and between CF ALBERT LLC, a Delaware limited liability company (“Purchaser”), and the entities listed on Annex A (collectively, and jointly and severally, the “Sellers” and, individually, a “Seller”).

R E C I T A L S:

WHEREAS, each Seller owns certain of the real property described on Exhibit “A” attached hereto (the “Land”), and the buildings, fixtures (other than trade fixtures) and other improvements located thereon, and rights and privileges appurtenant thereto (said buildings, fixtures and other improvements hereinafter collectively referred to as the “Improvements”). Each such parcel of Land, together with the Improvements thereon, is hereinafter referred to as a “Property”, and collectively the “Properties.” Schedule I attached hereto sets forth the address of each Property, the Property number (#) and the Seller of each Property; and

WHEREAS, Sellers desire to sell and Purchaser desires to purchase the Properties, together with certain other assets, rights and interests hereinafter more specifically described, all upon the terms and conditions hereinafter set forth; and

WHEREAS, Sellers desire for one of Albertson’s, LLC, New Albertson’s, Inc., or Safeway, Inc., or any successor thereto (each, a “Tenant”) to enter into a Lease (as hereinafter defined) with Purchaser with respect to each Property and Purchaser desires to enter into a Lease with a Tenant with respect to each Property, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby covenant and agree as follows:

1.       PURCHASE AND SALE; LEASE.

1.1       Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from the Sellers, upon the terms and conditions hereinafter set forth, the Properties, including the following assets, rights and other interests related thereto (the Properties, together with such assets, rights and other interests being collectively referred to herein as the “Assets”):

A.       The Land and the Improvements and Sellers’ right, title and interest in all easements, licenses, rights of way, permits and other appurtenances thereto, if any, and all renewal options, purchase options, rights of first refusal and expansion rights relating thereto, if any (including Sellers’ rights in and to public streets, whether or not vacated, if any and to the extent assignable).

B.       All assignable reciprocal easement agreements and operating agreements affecting the Properties and running to or in favor of the Sellers or the Properties, if any (the “Operating Agreements”).

1.2       Notwithstanding anything contained in this Agreement to the contrary, the following are expressly excluded from the transactions contemplated by this Agreement and do not comprise the Assets being transferred hereunder:

A.       All furniture, trade fixtures and equipment (other than equipment that constitutes fixtures), personal property of any Seller, and all inventory, in each case located on the Properties.

B.       All permits and licenses, including pharmacy, liquor and similar licenses, directly related to the operation of the businesses at the Properties.

C.       All oil, gas and other mineral rights associated with the Properties.

D.       All underground storage tank systems, as that term is defined in 40 C.F.R. Section 280.12 and similar state Environmental Law (as defined below) regulating underground storage tanks, and all piping, fill and vent ports, overflow protection equipment, and leak detection equipment associated with such tanks at the Properties.

1.3       On the Closing Date, Tenant (as caused by Sellers) and Purchaser shall enter into a lease substantially in the form attached hereto as Exhibit “E” with respect to each Property (the “Lease”).

2.       PURCHASE PRICE. The total purchase price for the Assets shall be SEVEN HUNDRED TWENTY MILLION SIX HUNDRED SIXTY ONE THOUSAND FIVE HUNDRED THIRTY FOUR AND NO/100 DOLLARS ($720,661,534.00) (as the same may be adjusted pursuant to the express terms of this Agreement, the “Purchase Price”) and shall be payable by Purchaser to Sellers as follows:

2.1       On or before 5:00 p.m., Central Time on the date which is two (2) business days after the Effective Date, Purchaser shall deposit TWENTY-FIVE MILLION AND NO /100 DOLLARS ($25,000,000.00) (collectively with all interest earned thereon while in escrow, the “Earnest Money Deposit”), with First American Title Insurance Company, Attention: ********************* (**********@********.com) (in its capacity as escrow holder hereunder, “Escrowee”), which amount the parties have bargained for and agreed to as consideration for the Sellers’ execution and delivery of this Agreement and grant to Purchaser of Purchaser’s exclusive right to conduct its diligence of the Properties, as more particularly described herein. The Earnest Money Deposit is in addition to, and independent of, any other consideration or payment provided in this Agreement, and is non-refundable to Purchaser, except in each case as otherwise provided for in this Agreement.  If the Closing contemplated by this Agreement occurs, the Earnest Money Deposit shall be applied against the Purchase Price on the Closing Date.  The Earnest Money Deposit shall be deemed liquidated damages in the event of a termination of this Agreement by reason of a Purchaser default, as provided in and subject to Section 5.1. The Earnest Money Deposit shall be held by Escrowee in an interest-bearing account pursuant to a sole order escrow agreement substantially in the form of Exhibit “B” attached hereto (the “Escrow Agreement”).

2.2       The remainder of the Purchase Price, subject to prorations and adjustments provided for in this Agreement (the “Closing Payment”), by wire transfer at Closing.

2.3       Sellers and Purchaser each agree that all Transfer Taxes will be paid, and any tax returns or reports required to be filed in connection therewith will be filed, in accordance the allocations set forth on Schedule I hereto; provided, however, that nothing in this Section 2.3 shall require Sellers or Purchaser to use the allocations set forth on Schedule I hereto for income tax reporting purposes. This Section shall survive Closing.

2.4       To the extent any Seller fails to deliver to Purchaser, at least one (1) business day prior to Closing, the withholding certificate described in Section 11.1(E) or any other withholding certificate reasonably requested by Purchaser in accordance with Section 11.1(F), Purchaser shall be entitled to deduct and withhold from the Purchase Price all taxes that Purchaser is required to deduct and withhold under applicable tax law. All such withheld amounts shall be treated as paid to Sellers hereunder as part of the Purchase Price.

3.       TITLE, DILIGENCE AND PROPERTY EXCLUSIONS.

3.1       Fee simple title to the Properties shall be conveyed to Purchaser subject only to the Permitted Exceptions (hereinafter defined). Conveyance to Purchaser of fee simple title to the Properties shall be by the applicable Seller’s delivery of an executed special warranty deed substantially in the form of Exhibit “C” attached hereto (the “Deed”), with such reasonable changes to such form as may be reasonably necessary to permit such Deed to be recorded in the applicable recording office for real estate records which is applicable to the Properties or as may be reasonably necessary to conform such Deed to any other requirements with respect to the form of special warranty deeds imposed by the laws of the state in which the Properties are located.

3.2       Intentionally Omitted.

3.3       Sellers have delivered or made available to Purchaser prior to the Effective Date, or will deliver or make available to Purchaser from and after the Effective Date, the following items regarding each of the Properties (each recently updated) (collectively, the “Due Diligence Materials”): (A) Phase I environmental site assessment reports for each Property prepared by EMG Corporation (“EMG”) in 2017 (each a “Phase I Report” and collectively the “Phase I Reports”) which Phase I Reports shall not include as part of the applicable Property adjacent fuel centers owned by one of the Sellers if that fuel center is not part of the Property, (B) Property Condition Report, (C) ALTA Land Title Survey (each, a “Survey” and collectively, the “Surveys”), (D) Title Commitment (each, a “Title Commitment” and collectively, the “Title Commitments”), and (E) Zoning Report. On or prior to the date that is fifteen (15) Business Days after the Effective Date (such fifteenth (15th) Business Day is referred to herein, as the same may be extended as provided herein, as the “Due Diligence Date” and such period from and after the Effective Date through and including the Due Diligence Date, the “Due Diligence Period”), Purchaser may, upon written notice delivered to Sellers by Purchaser (“Exclusion Notice”), exclude any Property from the transaction contemplated by this Agreement that is subject to any of the following that materially adversely affects the value of such Property (collectively, “Material Defects”): (1) the presence of Hazardous Materials at a Property the concentration, amount or presence of which exceeds those allowed by Environmental Law at the Property for commercial use of the Property, including the commercial use of the Property on the Effective Date; (2) a material violation of applicable zoning laws, which shall be deemed to not include any legally non-conforming status based on use or structure of any Property or an item for which an endorsement is available from the Title Company concerning such item; or (3) a material title or survey defect that is not a Permitted Exception and cannot be cured prior to Closing; in which event the Purchase Price shall be adjusted to account for the exclusion of such Property by deducting the amount of the Purchase Price allocated to such excluded Property as set forth in Schedule I and neither party shall have any further rights or obligations hereunder with respect to each such excluded Property, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement, and this Agreement shall continue in full force and effect with respect to all Properties not so excluded); provided, however, that in no event shall Purchaser have the right to exclude more than two (2) Properties pursuant to this Section 3.3 (the “Property Exclusion Threshold”).

In the case of any Property exclusion as provided herein, Purchaser or Sellers may request an amendment of this Agreement to evidence same, in which event the parties shall enter into an amendment of this Agreement reasonably acceptable to Sellers and Purchaser that evidences the applicable Property exclusion, amends Schedule I and the definition of “Purchase Price” hereunder (as applicable), and contains such other terms and conditions as the parties may reasonably determine.

3.4       If any of the Surveys or Title Commitments are modified or updated prior to the Due Diligence Date (including without limitation any revisions to any Title Commitment adding or modifying exceptions therein), then Sellers, upon notice of such update, shall promptly deliver to Purchaser notice of same (unless such modification or update was provided directly to Purchaser by Title Company in response to Purchaser’s request, in which case Sellers shall not be required to provide such notice), and such modifications or updates, as the case may be, shall be deemed part of the Due Diligence Materials, and Purchaser may exclude the applicable Property(ies) as a result of any condition described therein that constitutes a Material Defect (subject to the terms of Section 3.3 and up to the Property Exclusion Threshold), with the parties agreeing that if any such modification or update is delivered to Purchaser later than two (2) business days prior to the Due Diligence Date, the Due Diligence Date shall be extended to be two (2) business days after delivery of such modification or update; provided, however, that such extension shall only apply to such Property(ies) that are the subject of such modification or update. In no event shall any Property exclusions by Purchaser under Article 13 be subject to the provisions of this Article 3 and, without limiting the foregoing, any such Property exclusions by Purchaser under Article 13 shall not be applied against the Property Exclusion Threshold.

3.5       As used herein, the term “Permitted Exceptions” means, with respect to any Property (a) the state of facts that would be shown on an accurate survey provided such facts would not materially impair the use of such Property for its existing use and purpose nor materially and adversely affect the value of such Property; (b) general and special real property taxes and assessments, a lien not yet due and payable, and any water and sewer charges and other similar charges that are not yet due and payable as of the Closing Date; (c) easements, and rights of public utilities that do not prevent in any material way, prohibit or materially impair or interfere with the use of such Property for its existing use and purpose nor materially and adversely affect the value of such Property; (d) covenants, conditions, restrictions and other instruments or encumbrances of record that do not prevent in any material way, prohibit or materially impair the use of such Property for its existing use and purpose nor materially and adversely affect the value of such Property; (e) liens, claims, encumbrances, security interests, title exceptions or imperfections of title caused by or resulting from the acts of Purchaser or any of its affiliates, employees, officers, directors, agents, contractors, invitees or licensees; (f) any other matters, encumbrances, instruments or exceptions that could or would be set forth by a title insurance company as exceptions to title on a commitment to issue a standard owner’s policy of title insurance that do not materially prohibit, impair or interfere with the use of such Property for its existing use and purpose nor materially and adversely affect the value of such Property, and (g) the Operating Leases (hereinafter defined).

3.6       Notwithstanding anything to the contrary herein contained, Sellers covenant and agree that at or prior to Closing, Sellers shall (i) pay in full and cause to be canceled and discharged or otherwise cause the Title Company to insure over all mechanics’ and contractors’ liens which encumber the Land and Improvements as of the date of Closing and which have been placed on the Land and Improvements in connection with work authorized by any Seller; and (ii) cause to be released all loan security documents entered into by Sellers which encumber any of Seller’s interest in the Assets.

4.       ASSUMPTION OF LIABILITIES. Subject to the terms and conditions set forth in this Agreement and the Lease, effective as of the Closing, Purchaser shall assume, pay and discharge all claims, liabilities or obligations of any kind, fixed or contingent, known or unknown, relating to or arising in connection with the use, non-use, and ownership of the Properties, to the extent such claims, liabilities and obligations accrue with respect to, and are attributable to, facts or circumstances first occurring during the period from and after 12:01 a.m. on the Closing Date. Subject to the terms and conditions set forth in this Agreement and the Lease, Purchaser will (and will cause its assignees and successors to) fully and promptly perform all of the obligations of Sellers assumed by Purchaser pursuant to this Agreement accruing and attributable to the period from and after 12:01 a.m. on the Closing Date.

5.       DEFAULT.

5.1       If Purchaser shall fail to render performance required of it under this Agreement within seven (7) days after written notice from Sellers informing Purchaser of such failure, then Sellers’ sole remedy shall be to terminate this Agreement and retain the Earnest Money Deposit; provided, however, that the foregoing shall in no way be deemed to limit the extent of Sellers’ damages or Purchaser’s liability to Sellers pursuant to any indemnification provision of this Agreement, including without limitation, as set forth in Article 7. PURCHASER AND SELLERS AGREE THAT IF PURCHASER DEFAULTS AS DESCRIBED IN IN THIS SECTION 5.1 (AFTER THE EXPIRATION OF THE CURE PERIOD DESCRIBED ABOVE) AND SELLERS TERMINATE THIS AGREEMENT, THE DAMAGES TO SELLERS WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT A MONETARY SUM EQUAL TO THE EARNEST MONEY DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLERS, SUCH DAMAGES

INCLUDING COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER PURCHASER UPON PURCHASER’S DEFAULT, OPPORTUNITY COSTS IN KEEPING THE PROPERTIES OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. ACCORDINGLY, PURCHASER AGREES THAT IN THE EVENT OF A PURCHASER’S DEFAULT AFTER THE EXPIRATION OF THE CURE PERIOD AS DESCRIBED IN SECTION 5.1 AND TERMINATION OF THIS AGREEMENT BY SELLERS, SELLERS SHALL BE ENTITLED TO RECEIVE A MONETARY SUM EQUAL TO THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES (THE “LIQUIDATED DAMAGES”), AS SELLERS’ SOLE REMEDY. WITHOUT LIMITING THE FOREGOING. SELLERS WAIVE ANY RIGHT TO SPECIFICALLY ENFORCE PURCHASER’S OBLIGATION TO PURCHASE THE PROPERTIES, ENTER INTO THE LEASES, OR OTHERWISE CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE, TO THE EXTENT APPLICABLE, LIQUIDATED DAMAGES TO SELLERS PURSUANT TO APPLICABLE LAW.

5.2       If any Seller shall fail to render performance required of it under this Agreement within seven (7) days after written notice from Purchaser informing Sellers of such failure, then subject to this Section 5.2, Purchaser may exercise one (1) of the following rights and remedies as its sole and exclusive right and remedy:

A.       Terminate this Agreement in which event Sellers shall be required to (i) cause Escrowee to promptly refund the Earnest Money Deposit to Purchaser, and (ii) in addition, reimburse Purchaser for all of its out of pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement (including without limitation attorneys’ and other consultants’ fees and expenses), in an amount not to exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (collectively, “Purchaser’s Costs and Expenses”) within two (2) business days after written request therefor by Purchaser, together with invoices and other documentation evidencing same as may be reasonably requested by Sellers, and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement.

B.       Exercise, pursue and enforce any right of specific performance to require Sellers to convey the Assets to Purchaser.

Notwithstanding the foregoing, (1) if Purchaser pursues specific performance and it is not available to Purchaser due to Sellers conveying the Property to a bona fide third party purchaser, then Purchaser shall have all rights and remedies at law and equity, and (2) nothing in this Section 5.2 shall in any way be deemed to limit the extent of Purchaser’s damages or Sellers’ liability to Purchaser pursuant to the indemnification provisions in Section 12.4 or Article 14 of this Agreement. This Article shall survive termination of this Agreement.

6.       CONDITIONS PRECEDENT TO CLOSING.

6.1       In addition to any other conditions to Purchaser’s obligation to close set forth in this Agreement, Purchaser’s obligation to close hereunder is subject to each and all of the following conditions precedent:

A.       All of Sellers’ representations and warranties contained in this Agreement shall be true and correct in all material respects when made and also as of the Closing Date when remade.

B.       All documents, instruments and assurances required hereunder to be delivered to Purchaser shall have been duly delivered to Purchaser.

C.       All material covenants and agreements of Sellers under this Agreement shall have been duly performed and satisfied.

D.       At Closing, either Fidelity National Title Insurance Company or First American Title Insurance Company (each or together, as the context requires, in its capacity as title insurance company hereunder, the “Title Company”) will be committed to deliver to Purchaser one or more ALTA owner’s extended coverage title insurance policies (and, in the case of Properties in Texas, a standard form of Owner’s Policy of Title Insurance as prescribed by the Texas State Board of Insurance), insuring title to each Property subject only to the Permitted Exceptions, in an amount not less than the portion of the Purchase Price allocated to such Property set forth on Schedule I (each, a “Title Policy” and collectively, the “Title Policies”), provided that (i) in advance of Closing, Purchaser shall have taken all necessary and customary actions to arrange for or allow issuance of such Title Policies by Title Company, and (ii) all necessary premiums or other charges required for the issuance of such Title Policies are paid pursuant to Section 12.1 (not including any such amounts to be paid by Sellers hereunder). In the event this Agreement is terminated due to the failure of a condition to Closing other than a default hereunder by Purchaser or Seller, Purchaser and Sellers shall each bear one-half (1/2) of the cost of any cancellation fees charged by Title Company and Escrowee in connection with the issuance of commitments for the Title Policies and escrow services, respectively, and in the event this Agreement is terminated pursuant to a default hereunder by Purchaser or Seller, the defaulting party shall pay all of the cost of any cancellation fees charged by Title Company and Escrowee in connection with the issuance of commitments for the Title Policies and escrow services, respectively. The immediately preceding sentence shall survive the termination of this Agreement.

E.       (i) Albertsons Companies, LLC, a Delaware limited liability company, or (ii) upon a conversion of Albertsons Companies LLC into a corporation, that corporation, or (iii) upon a merger of Albertsons Companies LLC into a corporation, that surviving corporation (any of the foregoing, “Guarantor”), as guarantor under each lease, shall satisfy one of the following conditions: (a) a corporate family credit rating of not less than “B2” from Moody’s Investors Service, Inc. or (b) a credit rating of not less than “B” from Standard and Poor’s Ratings Group.

Without limiting anything contained in Section 5.2, in the event any of the foregoing conditions in this Section 6.1 are not satisfied (other than by reason of a default hereunder by Purchaser) and the Closing does not occur, (a) Purchaser may terminate this Agreement, (b) Sellers shall cause Escrowee to refund immediately the Earnest Money Deposit to Purchaser, and (c) Purchaser shall be entitled to reimbursement from Sellers for all Purchaser’s Costs and Expenses within two (2) business days after written request therefor by Purchaser, together with invoices and other documentation evidencing same as may be reasonably requested by Sellers This paragraph shall survive termination of this Agreement.

6.2       In addition to any other conditions to Sellers’ obligation to close set forth in this Agreement, Sellers’ obligation to close hereunder is subject to each and all of the following conditions precedent:

A.       All of Purchaser’s representations and warranties contained in this Agreement shall be true and correct in all material respects when made and also as of the Closing Date when remade.

B.       All documents, instruments and assurances required hereunder to be delivered to Sellers shall have been duly delivered to Sellers.

C.       All material covenants and agreements of Purchaser under this Agreement shall have been duly performed and satisfied.

7.       INVESTIGATIONS; ACCESS.

7.1       Purchaser and its representatives shall be permitted to enter upon the Properties at any reasonable time and from time to time (whether during or after the Due Diligence Period) to examine, inspect and investigate the Properties as well as all records and other documentation provided by Sellers or located at the Properties (collectively, “Investigations”). Notwithstanding the foregoing, Purchaser shall not perform any invasive examinations, inspections, investigations or tests at or on the Properties (including, without limitation, any “Phase II” environmental tests) without the prior written consent of Sellers, which consent may be withheld in Sellers’ sole and absolute discretion. The Investigations shall be subject to the terms, conditions and limitations set forth in this Article 7 and Purchaser’s conduct thereof shall be in strict compliance with its covenants and agreements contained herein. Except as expressly provided in Section 12.1, Purchaser shall be solely responsible for all costs and expenses incurred in connection with Purchaser’s Investigations. In no event shall Purchaser’s right to conduct Investigations as provided herein after the Due Diligence Period be deemed to extend the Due Diligence Period.

7.2       Purchaser shall have the right to enter upon the Properties for the purpose of conducting its Investigations provided that in each such instance (i) Purchaser notifies Sellers of its intent to enter the Properties to conduct its Investigations not less than forty-eight (48) hours prior to such entry; (ii) the date and approximate time period are scheduled with Sellers; and (iii) Purchaser is in full compliance with the insurance requirements set forth in this Article 7. At Sellers’ election, a representative of the Sellers shall be present during any entry by Purchaser or its representatives upon the Properties for conducting its Investigations. Purchaser shall take all necessary actions to ensure that neither it nor any of its representatives unreasonably interfere with any ongoing operations occurring at the Properties. Purchaser shall not cause or permit any mechanic’s liens, materialmen’s liens or other liens to be filed against the Properties as a result of its Investigations.

7.3       Purchaser agrees and covenants with Sellers not to disclose to any third party without Sellers’ prior written consent, any of the reports or any other documentation or information obtained by Purchaser that relate to the Properties, including without limitation the Due Diligence Materials (collectively, the “Property Information”), or the Sellers in any way, all of which shall be used by Purchaser and its agents solely in connection with the transaction contemplated hereby; provided, however, that the foregoing shall not be construed to prevent Purchaser from (a) disclosing such information as needed to its members, officers, directors, shareholders, employees, beneficiaries, trustees, agents, representatives, attorneys, lenders, and accountants directly in connection with the consummation of the transactions contemplated herein, and any potential third party buyers of any of the Properties and their lenders (provided such party agrees to keep all such information confidential under the same terms applicable to Seller in this Section 7.3 pursuant to a confidentiality agreement memorializing same); (b) making (without the consent of, but upon notice to, Sellers) any disclosure required by any applicable law or regulation or judicial process, (c) disclosing such information generally available to the public except by reason of Purchaser’s breach of this Agreement, (d) disclosing such information as required in connection with any enforcement of this Agreement or any of the other Transaction Documents, or (e) making any required disclosures in recorded documents, filed certificates and similar documents in connection with the Closing. In the event that this Agreement is terminated, Purchaser agrees that all such information will be held in strict confidence and, upon the request of Sellers, will be returned to Sellers. The foregoing provision shall survive the termination of this Agreement. In the event that the Closing occurs, Sellers agree that the foregoing restrictions on Purchaser’s use and disclosure of the Property Information shall no longer apply, and nothing herein shall limit the Leases regarding permitted disclosure of certain information regarding the Properties, Tenants, and Guarantor, as described in and subject to the Leases. Without the prior written consent of Purchaser, Sellers shall not disclose to any third party the existence of this Agreement or any term or condition thereof or make any public pronouncements, issue any press releases or otherwise furnish any information regarding this Agreement, or the transactions contemplated hereby (including without limitation the Property Information), to any third party (collectively, the “Information”); provided, however, that the foregoing shall not be construed to prevent any Seller from (a) disclosing Information as needed to its members, officers, directors, shareholders, employees, beneficiaries, trustees, agents, representatives, attorneys, accountants and lenders directly in connection with the consummation of the transactions contemplated herein (provided such party agrees to keep all such Information confidential under the same terms applicable to Seller in this Section 7.3); (b) making (without the consent of, but upon prior notice to, Purchaser) any disclosure required by any applicable law or regulation or judicial process (including without limitation to the Securities and Exchange Commission), (c) disclosing any Information generally available to the public except by reason of Seller’s breach of this Agreement, (d) disclosing Information as required in connection with any enforcement of this Agreement or any of the other Transaction Documents, (e) making any required disclosures in recorded documents, filed certificates and similar documents in connection with the Closing, (f) filing a Form 8-K with the Securities and

Exchange Commission containing certain Information, or (g) disclosing Information as needed to its rating agencies in connection with the consummation of the transactions contemplated herein (provided that Sellers shall request that such rating agency maintain all such Information as confidential by inserting a legend at the top of the first page of any Information provided to such rating agency in writing stating that it should be kept confidential). The foregoing covenants of Sellers in this Section 7.3 shall survive termination of this Agreement and Closing.

Notwithstanding anything to the contrary contained herein, the parties acknowledge that the transaction contemplated by this Agreement may trigger a purchase right in favor of a neighboring property owner concerning the Property located at 4848 Preston Road, Frisco, Texas, and Sellers shall not be prevented from disclosing the terms of this Agreement to such neighboring property owner. In the event that such neighboring owner seeks to exercise its purchase right, such Property will be excluded from the transaction contemplated by this Agreement, the parties will deduct the amount of the Purchase Price allocated to such Property on Schedule I, and neither party shall have any further rights or obligations hereunder with respect to such Property.

7.4       Purchaser agrees to indemnify, protect, defend and hold Sellers and their affiliates, partners, trustees, beneficiaries, directors, shareholders, members, managers, officers, employees, advisors and other agents (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, claims, losses, damages, costs and expense (including, without limitation reasonable attorneys’ fees and court costs and litigation expenses) suffered or incurred by any of the Indemnified Parties as a result of or in connection with the Investigations and any activities of Purchaser and its representatives related to the Investigations prior to Closing under Section 7.1, including, without limitation, mechanics’ liens, damage to any Property, injury to persons or property resulting from such activities in connection therewith, unless caused by the willful or negligent act or omission of Sellers. However, Purchaser shall have no liability under the foregoing sentence in connection with any Hazardous Materials or other adverse matters within, on or adjacent to the Properties that Purchaser merely discovers but does not cause or exacerbate. In the event that any Property is disturbed or altered in any way as a result of Purchaser’s activities under this Article 7 prior to Closing, Purchaser shall, at its sole cost and expense, promptly restore such Property to its condition existing prior to the commencement of such activities which disturb or alter such Property. Furthermore, Purchaser agrees to maintain and cause any of its representatives or agents conducting any Investigations to maintain and have in effect commercial general liability insurance (i) with limits of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence for personal injury, including bodily injury and death, and property damage, (ii) which names Sellers as additional insureds and (iii) which provides for a waiver of subrogation. Upon request of Sellers, Purchaser shall deliver to Sellers a copy of the certificate or certificates of insurance effectuating the insurance required hereunder prior to the commencement of such activities which certificate or certificates shall provide that such insurance shall not be terminated without at least ten (10) days’ prior written notice to Sellers. The foregoing indemnity shall survive the termination of this Agreement and shall also survive Closing and shall not be merged into any documents, executed or delivered at Closing.

7.5       Purchaser acknowledges and agrees that it shall have no right to review or inspect any of the following (except in each case to the extent made available by Sellers to Purchaser): (i) internal memoranda, correspondence, analyses, documents, or reports prepared by or for

Sellers or affiliates of Sellers in connection with this (A) Agreement, (B) the transaction contemplated by this Agreement, (C) the acquisition of the Assets by Sellers, (D) any prior or current contemplated reorganization of Sellers or any of their affiliates, or (E) otherwise; (ii) communications between Sellers and any of their affiliates; or (iii) appraisals, assessments or other valuations of the Assets in the possession of Sellers or any of their affiliates.

7.6       As used herein, “Hazardous Materials” means (a) any lead-based paint, petroleum, hazardous or toxic petroleum-derived substances or petroleum products, flammable explosives, radioactive materials, radon, asbestos in any form that is or could become friable (“ACM”), urea formaldehyde foam insulation, mold that has a significant adverse effect on human health or property, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (b) any chemicals or other materials or substances which are regulated, classified or defined as or included in the definition of “hazardous substances,” “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “pollutant” or “contaminant” or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; and (c) any other waste, material (including, without limitation, building construction materials and debris) or substance that is regulated by, or may in the future form the basis of liability under, any Environmental Law.

7.7       As used herein, “Environmental Laws” means all laws, statutes, rules, regulations, ordinances, common law and other pronouncements (including, without limitation, guidance documents) having the effect of law of the United States or of any other governmental authority, any writ, judgment, decree, injunction or similar order, directive or other requirement of any governmental authority (in each such case whether preliminary or final), and contractual obligations concerning pollution or protection of the indoor or outdoor environment, sanitation, public and worker health and safety, including Laws relating to wetlands, emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into the indoor or ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Comprehensive Environmental Response, Compensation and Liability Information System, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, and similar federal, state, provincial, municipal or local Laws, in all cases as have been or may be amended from time to time.

8.       CLOSING. The consummation of the transaction contemplated hereunder (“Closing”) shall take place, by means of a customary deed and money escrow (the “Closing Escrow”) established with Escrowee as escrow agent, on October 31, 2017, or such earlier date as the parties may mutually agree upon. As used herein, the term “Closing Date” shall mean the day of the Closing. The Closing shall be a so-called “New York style” closing where any Title Policies are provided to Purchaser at Closing even though the Deed has not yet been recorded (which Title Policies may be provided in the form of a customary, so called “mark-up” of a title insurance commitment, along with customary agreements from Title Company regarding issuance of coverage at Closing). Sellers shall provide any so-called “gap” undertaking (in a form reasonably acceptable to Sellers) which may be required by Title Company in order for such “New York style” closing to occur.

9.	SELLERS’ AND PURCHASER’S REPRESENTATIONS AND WARRANTIES.

9.1       Sellers represent and warrant as follows:

A.       No approval, order, authorization or consent of any governmental authority or any other person or entity, which has not been obtained, is required for or will arise out of any of the items set forth below:

(1)       the execution, delivery and performance of this Agreement, the Deeds, the Leases, the Guaranties, and any other agreements entered by Guarantor, any Sellers, or any Tenants hereunder (collectively, “Transaction Documents”); or

(2)       the deeding, conveyancing, assignment or other transfer to Purchaser, in accordance with this Agreement, of the Assets.

B.       Each of the Sellers is a limited liability company, corporation, or limited partnership (as set forth on Annex A with respect to such Seller) validly existing and in good standing under the laws of the State of Delaware (or, in the case of Jewel Food Stores, Inc., an Ohio corporation, the State of Ohio), and each is qualified to transact business in the states in which the Properties are located. Each Seller now has, and at Closing each Seller will have, the requisite right, power and authority to enter into and perform the terms of this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties and no other proceedings on the part of any Seller are or at Closing will be necessary in order to permit it to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document will be at Closing, duly executed and delivered by each Seller that is a party thereto and (assuming, as applicable, valid execution and delivery by Purchaser) is a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the delivery of this Agreement nor the delivery of any of the other Transaction Documents nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which any Seller is a party or to which any Seller is bound.

C.       Except as set forth on Schedule 9.1(C) attached hereto and made a part hereof, (i) there is no litigation, proceeding or investigation pending or, to Sellers’ actual knowledge, threatened in writing against any of the Sellers relating to any individual Property which could reasonably be expected to materially prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement, or that primarily questions the legality or propriety of the transactions contemplated by this Agreement, and (ii) there is no litigation or proceeding pending in which any Seller is the plaintiff or claimant and that relates to any Property.

D.       Except as set forth on Schedule 9.1(D) attached hereto and made a part hereof, to Sellers’ actual knowledge, Sellers have not received written notice that any proceeding is pending or threatened for the total or partial condemnation of any Property.

E.       Except as set forth on Schedule 9.1(E) attached hereto and made a part hereof: (a) Sellers have not received written notice from any governmental authority of any material violation by Sellers of any Environmental Laws with respect to the Properties, which violations remain uncured as of the Effective Date; (b) neither Sellers with regard to the Properties, nor the Properties, are the subject of any lawsuit or other legal proceeding arising in connection with any Environmental Laws, (c) to Sellers’ actual knowledge, (i) no Property, nor any Seller with regard to any Property, is in material violation or is currently under investigation for material violation of any Environmental Laws, including any failure to hold any permit, registration or other authorization required by Environmental Laws; (ii) there has been no release of any Hazardous Materials from, into, on, under or about any Property for which action by any Seller is required by any Environmental Law; and (iii) there is not now on or in any Property any underground storage tanks.

F.       Except as set forth on Schedule 9.1(F) attached hereto and made a part hereof, Sellers have not received written notice from any governmental authority of any material violation of any municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations applicable to the Properties, which violations remain uncured as of the Effective Date.

G.       Except for leases and licenses (and any amendments, extensions or other modifications thereof) set forth on Schedule 9.1(G) (collectively, the “Intercompany Leases”) and leases, license or other occupancy agreements (and any amendments, extensions or other modifications thereof) between Sellers, on the one hand, and entities that are not affiliates of Sellers, on the other (collectively, the “Third Party Leases”, and together with the Intercompany Leases, the “Operating Leases”), no Seller has alienated, encumbered, transferred, optioned, leased, licensed, assigned, transferred, rented, or otherwise conveyed its interest or any portion of its interest in the any of the Properties or any portion thereof except as set forth in the Title Commitments in effect as of the Effective Date, and except for any leases or licenses entered into from and after the Effective Date and prior to Closing by any Seller in compliance with Section 10.3 hereof, nor has any Seller entered into any agreement (other than this Agreement) to do so. Except for the Third Party Leases, there will be no lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement encumbering any Property at Closing that is not expressly subordinate to the applicable Lease regarding such Property.

To Seller’s knowledge, there are no individual Properties where the collective demised premises under all Third Party Leases, in the aggregate, exceed 3,000 square feet.

H.       To Sellers’ actual knowledge, except as set forth on Schedule 9.1(H), no Seller is in material default under, nor has any Seller received any written notice that any event has occurred that with the giving of notice or the passage of time, or both, would constitute a material default under, any contract, transaction, agreement, covenant, condition, restriction, lease, easement, encumbrance or instrument pertaining to any Property.

I.       Except as set forth in the Title Commitments and as provided in this Agreement, (i) no Seller has made any written commitments or representations to, or understandings or agreements with, any person, firm or entity, any owner of any real property adjoining a Property or any governmental authorities that would materially and adversely affect such Property in any way be binding on Purchaser following Closing; and (ii) there are no outstanding liens, nor rights of third parties to acquire any interest in any Property or any portion thereof, nor are there any outstanding agreements of sale, options to purchase, contracts to purchase or other obligations for the sale, exchange or transfer of any of the Properties or any portion thereof.

J.       No Seller, and no other entity or person directly or indirectly owned or Controlled by Guarantor, is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or, to Seller’s knowledge, has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. No Seller is entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. As used in this Agreement, “Controlled” means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.

K.       To Sellers’ actual knowledge, the financial statements of Seller provided to Purchaser and identified on Schedule 9.1(K) attached hereto and made a part hereof, contain no material misrepresentation of fact as of the date provided.

L.       No Seller, nor any person or entity in Control of, having Control over, or under common Control with, any Seller, regardless of the number of tiers of ownership (i) is on the list of the United States Office of Foreign Assets Control (“OFAC”) of Specially Designated Nations and Blocked Persons, or (iii) is a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

M.       Sellers have no knowledge that any of Purchaser’s representations and warranties are untrue in any material respect, except as disclosed in writing to Purchaser.

9.2       Seller’s representations and warranties made in Section 9.1 (individually, a “Seller Warranty” and collectively, “Seller’s Warranties”) shall survive the Closing and not be merged therein for a period of ten (10) months and Seller shall only be liable to Purchaser hereunder for a breach of a Seller’s Warranty with respect to which a claim is made by Purchaser in writing against Seller on or before the date which is ten (10) months after the Closing Date. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be limited to THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) (the “Cap Amount”). Notwithstanding the foregoing, however, if the Closing occurs, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if Purchaser’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) (the “Basket Amount”); provided, however, that if such aggregate amount is equal to or greater than the Basket Amount, Purchaser may recover the full amount of such damages (up to the Cap Amount) without any deduction of the Basket Amount therefrom. Without limitation, the provisions of this Section 9.2 are subject to and limited by the provisions of Section 20.11. Any amounts paid to Purchaser as a result of Seller’s breach of the Seller’s Warranties or its indemnification obligations hereunder shall be treated by all parties, to the extent such payment can be properly so characterized under applicable tax law, as an adjustment to the Purchase Price. Notwithstanding anything to the contrary in this Agreement, Sellers shall have no liability, and Purchaser shall make no claim against Sellers, for (and Purchaser shall be deemed to have waived any failure of a condition hereunder by reason of) a breach of any Seller’s Warranty under this Agreement if (a) the failure or breach in question constitutes or results from a condition, state of facts or other matter that was disclosed in any of the documents or instruments made available in the Data Room (hereinafter defined) on or prior to 3:00 p.m. CST on the Effective Date, or (b) the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Purchaser prior to Closing and Purchaser proceeds with the Closing.  As used herein the term “Data Room” means that certain virtual dataroom provided by IntraLinks for “Project Charlie” on behalf of Safeway Inc. and accessible via URL https://services.intralinks.com/web/index.html?_ga=2.163834173.362609234.1505346840-1105347004.1505346840#workspace/4001405/documents. This Section shall survive Closing.

9.3       For purposes of this Agreement, references to “Sellers’ knowledge”, “Sellers’ actual knowledge”, “the knowledge of Sellers” the “actual knowledge of Sellers”, “actually known to Sellers” or words of similar import shall be deemed to refer solely to the actual knowledge of ***************************** (and solely for purposes of Section 9.1(C), it shall be deemed to include the actual knowledge of *****************************) on behalf of Sellers and shall not include any obligation of further inquiry or investigation, nor any knowledge which could or should have been obtained, or matter which might be deemed to be known to such person, by virtue of constructive notice, inquiry notice, or any other form of notice or duty of investigation.

9.4       Purchaser represents and warrants as follows:

A.       Purchaser is a limited liability company, validly existing and in good standing under the laws of the State of Delaware. At Closing Purchaser will have all power and authority to own and operate the Properties.

B.       Purchaser now has, and at Closing Purchaser will have, the requisite right, power and authority to enter into and perform the terms of this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties and no other proceedings on the part of Purchaser are or at Closing will be necessary in order to permit it to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and (assuming valid execution and delivery by each Seller) is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the delivery of this Agreement nor the delivery of any of the other Transaction Documents nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Purchaser is a party or to which Purchaser is bound.

C.       There is no litigation, proceeding or investigation pending or, to Purchaser’s actual knowledge, threatened against Purchaser which could reasonably be expected to prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement.

D.       Purchaser has currently available to it, and will have at and after the Closing, funds available to it sufficient to consummate its purchase of the Property and the transactions contemplated by this Agreement.

E.       Purchaser has no knowledge that any of Sellers’ representations and warranties are untrue in any material respect, except as disclosed in writing to Sellers.

9.5       Notwithstanding anything to the contrary in this Agreement, Purchaser shall have no liability, and Sellers shall make no claim against Purchaser, for (and Sellers shall be deemed to have waived any failure of a condition hereunder by reason of) a breach of any representation or warranty, of Purchaser under this Agreement if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Sellers prior to Closing and Sellers proceed with the Closing. This Section shall survive Closing.

9.6       All of the covenants, agreements, representations and warranties of Purchaser and Sellers contained in this Agreement shall be deemed remade on and as of Closing.

9.7       For purposes of this Agreement, references to “Purchaser’s knowledge”, “Purchaser’s actual knowledge”, “the knowledge of Purchaser” the “actual knowledge of

Purchaser” or “actually known to Purchaser” or words of similar import shall be deemed to refer solely to the actual knowledge of ***************** and *****************, on behalf of Purchaser and shall not include any obligation of further inquiry or investigation, nor any knowledge which could or should have been obtained, or matter which might be deemed to be known to such person, by virtue of constructive notice, inquiry notice, or any other form of notice or duty of investigation.

9.8       EXCEPT FOR THOSE WARRANTIES AND REPRESENTATIONS SPECIFICALLY MADE BY SELLERS IN THIS AGREEMENT, AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AGREES TO ACCEPT THE ASSETS ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, WHETHER KNOWN OR UNKNOWN, AS OF THE CLOSING DATE, AND NO WARRANTY OR REPRESENTATION OF ANY TYPE IS MADE BY SELLERS WITH RESPECT TO THE ASSETS INCLUDING, WITHOUT LIMITATION, AS TO ANY OF THE FOLLOWING: (I) FITNESS FOR ANY PARTICULAR PURPOSE, (II) MERCHANTABILITY, (III) CONDITION, (IV) ABSENCE OF DEFECTS OR FAULTS, (V) ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, (VI) FLOODING, OR (VII) COMPLIANCE WITH LAWS AND REGULATIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT, AS THEY MAY APPLY TO THE CURRENT CONDITION OF THE ASSETS OR PURCHASER’S INTENDED DEVELOPMENT, CONSTRUCTION OR USE, OR FOR ANY OTHER PURPOSE. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE ASSETS AND THAT PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLERS, EXCEPT THOSE REPRESENATIONS AND WARRANTIES EXPRESSLY MADE BY SELLERS IN THIS AGREEMENT, OR ANYONE ACTING, OR CLAIMING TO ACT, BY, THROUGH OR UNDER SELLERS OR ON SELLERS’ BEHALF CONCERNING THE ASSETS. PROVIDED, HOWEVER, THIS SECTION 9.8 SHALL NOT APPLY TO ANY INTENTIONAL MISREPRESENTATION OF MATERIAL FACT MADE BY SELLERS TO PURCHASER UPON WHICH PURCHASER HAS RELIED. THE PROVISIONS OF THIS SECTION SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO ANY DOCUMENTS, EXECUTED OR DELIVERED AT CLOSING.

Sellers’ Initials: /s/ ***	Purchaser’s Initials: /s/ **

10.       SELLERS’ COVENANTS AND AGREEMENTS. Sellers covenant and agree with Purchaser that from the date hereof and until the Closing:

10.1       Sellers shall promptly deliver to Purchaser copies of all notices of material violations of laws, ordinances, orders, regulations or requirements relating to the Properties which are actually received by Sellers from the date hereof through the Closing Date; provided, however, that Sellers shall promptly deliver to Purchaser copies of all material notices of violations of laws, ordinances, orders, regulations or requirements relating to the Properties and related to Environmental Laws or Hazardous Materials, which are actually received by Sellers from the date hereof through the Closing Date and which are actually known to Sellers

10.2       Sellers shall use commercially reasonable and diligent efforts to keep Purchaser timely and fully informed of any events which could reasonably be expected to cause any of Sellers’ representations and warranties contained in this Agreement to be no longer accurate.

10.3       Except for Ordinary Course Encumbrances, no Seller shall alienate, encumber, transfer, option, lease, assign, transfer or otherwise convey its interest or any portion of its interest in the any of the Properties or any portion thereof without the prior written consent of Purchaser, which consent Purchaser may withhold in its sole discretion. As used herein, “Ordinary Course Encumbrances” means collectively, with respect to any Property (a) any easement or similar agreement entered into by a Seller in the ordinary course of such Seller’s business that does not adversely impact the value or use of such Property, and (b) any Operating Leases.

11.       CLOSING; CLOSING DOCUMENTS.

11.1       At least one (1) business day prior to Closing (except as otherwise expressly provided below), Sellers shall deliver to Purchaser (by means of deposit into the Closing Escrow) the following:

A.       A Deed, with respect to each Property, duly executed and acknowledged by or on behalf of the applicable Seller, in the form required by Article 3.

B.       A counterpart of each Lease, with respect to each Property, duly executed and acknowledged by or on behalf of Tenant in the form required by Article 1.

C.       A separate Guaranty for each Lease, duly executed by Guarantor, in the form provided for in such Lease.

D.       Sellers’ duly executed closing statement in accordance herewith.

E.       A certificate that each Seller is not a “foreign person” for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended, in the form attached hereto as Exhibit “H”.

F.       Any applicable state or local withholding exemption certificates as reasonably requested by Purchaser in writing at least five (5) business days prior to Closing (including, without limitation, California Form 593-C) evidencing a complete exemption from any state or local withholding requirement.

G.       All applicable state, county and municipal transfer declarations and Transfer Tax forms, and any other required governmental certificates, duly executed by the applicable Seller.

H.       A counterpart of that certain Declaration of Easements, Covenants and Restrictions in the form attached hereto as Exhibit “F” (the “OEA”), with respect to each Property set forth on Schedule 11.1(H) attached hereto and made a part hereof, duly executed and acknowledged by or on behalf of the applicable Seller.

I.       Owner’s affidavits reasonably acceptable to Title Company to facilitate the issuance of Title Policies to Purchaser, duly executed by the applicable Seller.

J.       All other documents required to be delivered by Sellers pursuant to the terms of this Agreement or any Lease if not previously delivered, and such other instruments or documents as may be reasonably necessary or advisable in Purchaser’s, Title Company’s, or Escrowee’s judgment to effect and evidence the transactions contemplated herein, which shall include, without limitation, a letter from EMG substantially in the form attached hereto as Exhibit “G”.

K.       Copies of all agreements evidencing the subordination of each Intercompany Lease to each applicable Lease regarding each applicable Property.

11.2       At least one (1) business day prior to Closing (except as expressly provided below), Purchaser shall deliver to Sellers (by means of deposit into the Closing Escrow) the following:

A.       The Closing Payment (which the parties agree may be delivered at any time prior to Closing).

B.       A counterpart of each Lease, with respect to each Property, duly executed and acknowledged by or on behalf of Purchaser in the form required by Article 1.

C.       Purchaser’s duly executed closing statement in accordance herewith.

D.       All applicable state, county and municipal transfer declarations, Transfer Tax forms, and any other required governmental certificates, duly executed by Purchaser.

E.       A counterparty of the OEA with respect to each Property set forth on Schedule 11.1(H), duly executed and acknowledged by or on behalf of the Purchaser.

F.       All other documents required to be delivered by Purchaser pursuant to the terms of this Agreement if not previously delivered, and such other instruments or documents as may be reasonably necessary or advisable in Sellers’, Title Company’s, or Escrowee’s judgment to effect and evidence the transactions contemplated herein.

12.       CLOSING COSTS; PRORATIONS.

12.1       The costs and expenses relating to the transactions and transfers contemplated by this Agreement shall be split by the parties as follows: (A) Sellers shall pay the cost of (i) the full premium (including the cost of any “extended coverage” for the Title Policies, but excluding the cost of all other endorsements), (ii) the escrow fee and related charges imposed by Escrowee, (iii) all recording fees (including without limitation with respect to the Deeds and any memorandums of lease with respect to the Leases, but excluding any recording fees attributable to Purchaser’s lender or loan (if any)); and (iv) the preparation of all Due Diligence Materials that have been ordered by Sellers, and (B) Purchaser shall pay (y) the cost of any endorsements to the Title Policies (not including for “extended coverage”), and (z) the cost of any costs, expenses or charges in connection with any loan or financing obtained by Purchaser, including, without limitation, the cost of any lender’s policy or policies of title insurance issued to any lender to Purchaser. Each party shall be responsible to pay the fees and expenses of its legal counsel and other consultants.

12.2       Sellers shall be jointly and severally liable for and shall pay, and shall indemnify and hold Purchaser harmless (without regard to any limitations set forth in this Agreement) from and against, any and all Damages incurred by Purchaser in connection with or arising from, any and all transfer, documentary, sales, use, stamp, registration and other such federal, state and local taxes and fees (including any penalties, interest, additions to tax and costs and expenses relating to such taxes, but excluding any transfer gains taxes), whether for real or personal property, incurred in connection with the consummation and performance of the transactions contemplated hereby (collectively, the “Transfer Taxes”). Sellers shall timely prepare and file all tax returns and other filings with respect thereto, unless otherwise required by law or agreed to by the parties. Purchaser and Sellers will reasonably cooperate with each other in the preparation of any such tax returns or other filings. For the avoidance of doubt, with respect to the Properties located in the State of New Jersey, the so-called “Mansion tax” (N.J.S.A. 46:15-7.2 et seq) shall be included in the definition of “Transfer Taxes”.

12.3       No proration shall be made of real estate taxes, utility charges and maintenance expenses with respect to the Properties (the parties acknowledging that each Tenant (as defined in each Lease) shall be responsible for all such charges, taxes and expenses under each respective Lease). Rental payments under the Leases shall be prorated as of the Closing Date such that Tenant shall prepay a prorated portion of the rent due from Tenant to Purchaser under the Leases applicable to the month in which the Closing occurs, as contemplated by the Leases.

12.4       Notwithstanding anything to the contrary contained herein, the Sellers shall be jointly and severally liable for and pay, and shall indemnify and hold Purchaser harmless (without regard to any limitations set forth in this Agreement) from and against any and all Damages incurred by Purchaser in connection with or arising from taxes or other obligations imposed on any Seller or for which any Seller may otherwise be liable (including without limitation taxes applicable to the Properties, in each case attributable to any taxable year or period (or portion thereof) that ends on or before the Closing Date) pursuant to any bulk sale or successor liability statute, or similar statute, of any state or local jurisdiction. The obligations of the Sellers pursuant to this Section 12.4 shall survive through the earlier of: (1) the applicable statute of limitations, or (2) in the case of any taxes, the delivery to Purchaser of a tax clearance certificate or equivalent document; provided, however, that the delivery of a tax clearance certificate or equivalent document to Purchaser under the foregoing clause (2) shall only extinguish the obligations under this Section 12.4 with respect to (i) the Seller listed on such form, (ii) the particular tax(es) listed on such form, but only to the extent that such tax clearance certificate evidences no such tax(es) to be due, and (iii) the state or local jurisdiction that issued such form.

12.5       This Article 12 shall survive the Closing.

13.       CASUALTY; CONDEMNATION.

13.1       Casualty.

(a)       If, prior to the Closing, the Improvements on any of the Properties are destroyed or damaged by fire, other casualty or any act or occurrence (“Casualty”), Sellers shall notify Purchaser thereof promptly after Sellers become aware thereof.

(b)       In the event that a Casualty is of a nature that results in material destruction of or material damage to the Improvements (with the materiality of any such destruction or damage to be determined by Sellers in their reasonable discretion and with Sellers notifying Purchaser of their determination with respect to such materiality as soon as reasonably practicable after such Casualty) (“Material Casualty”) at any of the Properties, then Purchaser shall have the right to exclude up to two (2) of such Properties (each a “Material Casualty Excluded Property” and collectively, the “Material Casualty Excluded Properties”) prior to the Closing Date by delivering a written notice (a “Notice of Material Casualty Exclusion”) to Sellers of Purchaser’s election to exclude a Material Casualty Excluded Property. In the event Purchaser timely delivers a Notice of Material Casualty Exclusion pursuant to the immediately preceding sentence, then the Purchase Price shall be adjusted to account for the exclusion of such Material Casualty Excluded Property or Material Casualty Excluded Properties by deducting the amount of the Purchase Price allocated to such Properties on Schedule I and neither party shall have any further rights or obligations hereunder with respect to such Material Casualty Excluded Property or Material Casualty Excluded Properties, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement.

(c)       In the event that Purchaser timely delivers a Notice of Material Casualty Exclusion for more than two (2) Material Casualty Excluded Properties, Sellers may, in Sellers’ sole discretion, either agree to such additional exclusions (in which event the Purchase Price shall be adjusted to account for the exclusion of such Material Casualty Excluded Property or Material Casualty Excluded Properties by deducting the amount of the Purchase Price allocated to such Properties on Schedule I and neither party shall have any further rights or obligations hereunder with respect to such Material Casualty Excluded Property or Material Casualty Excluded Properties, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement) or terminate this Agreement, and in the event of such termination (i) Sellers shall cause Escrowee to refund immediately the Earnest Money Deposit to Purchaser, (ii) Purchaser shall be entitled to reimbursement from Sellers for all Purchaser’s Costs and Expenses within two (2) business days after written request therefor by Purchaser, and (iii) neither party shall have any further obligations to the other party hereunder, except for the obligations which are expressly deemed to survive such termination pursuant to the terms hereof.

(d)       Should either (i) the Casualty be determined by Sellers not to be a Material Casualty (in which case neither party shall have a right to terminate this Agreement on account of such destruction or damage) or (ii) the Casualty be determined by Sellers to be a Material Casualty but this Agreement has not been terminated as provided above, then this Agreement shall continue in force and effect provided, however, that should the Casualty not have been repaired prior to Closing then any proceeds of insurance with respect to such Casualty actually received by Sellers shall be handled pursuant to the terms of the applicable Lease.

(e)       Purchaser and Sellers hereby irrevocably waive the provision of any statute that provides for a different outcome or treatment in the event the Property shall be taken or damaged or destroyed by fire of other casualty, including, without limitation, the provisions of Texas Property Code §5.007.

13.2       Condemnation.

(a)       In the event that any condemnation proceedings are commenced or threatened in writing against any of the Properties (“Condemnation”), Sellers shall notify Purchaser thereof promptly after Sellers become aware thereof. Should such Condemnation be commenced against all or a material portion of the Property (with it being determined by Sellers in their reasonable discretion whether any part of the Property against which such a Condemnation is commenced is “all or a material portion of” such Property and with Sellers notifying Purchaser of their determination with respect thereto as soon as reasonably practicable after such Condemnation is commenced) (a “Material Condemnation”), then Purchaser shall have the right to exclude up to two (2) such Properties (each, a “Material Condemnation Excluded Property”, and together “Material Condemnation Excluded Properties”) prior to the Closing Date by delivering a written notice (“Notice of Material Condemnation Exclusion”) to Sellers of Purchaser’s election to exclude a Material Condemnation Excluded Property. In the event Purchaser timely delivers a Notice of Material Condemnation Exclusion pursuant to the immediately preceding sentence, then the Purchase Price shall be adjusted to account for the exclusion of such Material Condemnation Excluded Property or Material Condemnation Excluded Properties by deducting the amount of the Purchase Price allocated to such Properties on Schedule I and neither party shall have any further rights or obligations hereunder with respect to such Material Condemnation Excluded Property or Material Condemnation Excluded Properties, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement. In the event that Purchaser timely delivers a Notice of Material Condemnation Exclusion for more than two (2) Material Condemnation Excluded Properties, Sellers may, in Sellers’ sole discretion, either agree to such additional exclusions (in which event the Purchase Price shall be adjusted to account for the exclusion of such Material Condemnation Excluded Property or Material Condemnation Excluded Properties by deducting the amount of the Purchase Price allocated to such Properties on Schedule I and neither party shall have any further rights or obligations hereunder with respect to such Material Condemnation Excluded Property or Material Condemnation Excluded Properties, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement) or terminate this Agreement, and in the event of such termination (i) Sellers shall cause Escrowee to refund immediately the Earnest Money Deposit to Purchaser, (ii) Purchaser shall be entitled to reimbursement from Sellers for all Purchaser’s Costs and Expenses within two (2) business days after written request therefor by Purchaser, and (iii) neither party shall have any further obligations to the other party hereunder, except for the obligations which are expressly deemed to survive such termination pursuant to the terms hereof.

(b)       Should either (i) the Condemnation be determined by Sellers not to be a Material Condemnation (in which case Sellers shall not have the right to terminate this Agreement on account of such Condemnation) or (ii) the Condemnation be determined by Sellers to be a Material Condemnation but Sellers shall not have elected to terminate this Agreement as provided for in Section 13.2(a), then this Agreement shall continue in force and effect provided, however, that should any damage to the Property caused by such Condemnation not have been repaired prior to Closing then any condemnation awards with respect to such Condemnation actually received by Sellers shall be handled pursuant to the terms of the applicable Lease.

13.3       This Article 13 shall survive termination of this Agreement and the Closing.

14.       BROKER. Other than Eastdil Secured, L.L.C. (“Named Broker”) which Sellers hereby represent has been engaged pursuant to a separate agreement between Sellers and Named Broker, Sellers and Purchaser each represent and warrant to the other, that they know of no brokers or other persons or entities who have been instrumental in submitting or showing the Properties to, or procuring Purchaser, or entitled to any commission in connection therewith (herein referred to as “Broker”). If any claim for a broker’s commission, finder’s fee or other like payment in connection with the submission of the Properties or the negotiation, execution or consummation of the transaction herein provided (a “Broker’s Claim”) other than by Named Broker is asserted against Sellers or their affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors, Purchaser shall indemnify, defend and hold harmless Sellers and their affiliates, members, officers, directors, shareholders, partners, agents, employees and advisors from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, which Sellers or their affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors may incur or sustain by reason of such Broker’s Claim if the Broker’s Claim is based upon any statement, representation or agreement shown to have been made or entered into by Purchaser or its agents or representatives. If any such Broker’s Claim is asserted against Purchaser or Purchaser’s affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors, Sellers shall indemnify, defend and hold harmless Purchaser and Purchaser’s affiliates, members, officers, directors, shareholders, partners, agents, employees and advisors from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees (“Damages”), which Purchaser or Purchaser’s affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors may incur or sustain by reason of such Broker’s Claim if the Broker’s Claim is based upon any statement, representation or agreement shown to have been made or entered into by Sellers or their agents or representatives. The terms of this Article 14 shall survive the termination of this Agreement and shall also survive Closing and shall not be deemed to merge into the Deed.

15.       NOTICE. All notices to be given hereunder shall be hand delivered or sent by electronic mail (provided that notice is also sent within one (1) business days after such electronic mail notice is sent by one (1) of the other means provided for herein), or sent by registered or certified mail, return receipt requested, with postage prepaid, or sent by Federal Express or other comparable nationwide overnight air courier service to the parties at the following addresses or electronic mail addresses (or to such other or further addresses or electronic mail addresses as the parties may hereafter designate by like notice similarly sent):

A.	If intended for Sellers, to:

c/o Albertsons Companies, LLC
250 Parkcenter Boulevard
Boise, Idaho 83706
Attention: *****************
E-Mail: **********@********.com

with a copy to:

c/o Albertsons Companies, LLC
250 Parkcenter Boulevard
Boise, Idaho 83706
*****************
E-Mail: **********@********.com

and a copy to:

*****************
*****************
*****************
*****************
E-Mail: **********@********.com

B.	If intended for Purchaser, to:

CF Albert LLC
c/o *****************
****************
*****************
*****************
E-Mail: **********@********.com

with a copy to:	*****************
*****************
*****************
*****************
E-Mail: **********@********.com; **********@********.com

and a copy to:	*****************
*****************
*****************
*****************
*****************
Email: **********@********.com

and a copy to:	*****************
*****************
*****************
Attn: *****************
E-Mail: **********@********.com; **********@********.com

and a copy to:	*****************
*****************
*****************
*****************
E-Mail: **********@********.com

and a copy to:	*****************
*****************
*****************
*****************
E-Mail: **********@********.com

Any notice given hereunder shall be deemed given on the date and at the time of delivery (or the first business day thereafter if delivered on Saturday, Sunday or legal holiday) to any of said addresses. The inability to deliver notice because of changed address or electronic mail address of which no notice was given hereunder, rejection or any refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver, rejection or refusal to accept. Any party’s above-named attorney may give an effective and binding notice in accordance with this Article 15 on behalf of such party. Further, each notice shall be effective and binding even though the above-described copy of such notice is not received by the above-described parties to whom only a copy of such notice is to be transmitted. This Article 15 shall survive termination of this Agreement and Closing.

16.       POSSESSION. On the Closing Date, Sellers shall deliver possession of the Properties to Purchaser subject to (i) the rights of any persons or entities under the Permitted Exceptions, and (ii) the Lease. All risk of loss or damage with respect to the Properties shall, subject to the terms of the Lease, pass from Sellers to Purchaser at the Closing.

17.       TIME OF THE ESSENCE. Time, wherever specified herein for the performance by Sellers or Purchaser of any of their respective obligations hereunder, is hereby declared to be of the essence of this Agreement.

18.       CAPTIONS OR HEADINGS. The captions or headings of the Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

19.       CONFIDENTIALITY; PUBLICITY. The Parties acknowledge and agree that all information received by Purchaser or Sellers pursuant to this Agreement shall, except to the extent otherwise provided herein, be governed by the terms and provisions of that certain (1) Principal Confidentiality Agreement dated July, 2017 between an affiliate of Purchaser and Easdil Secured, and (2) Principal Confidentiality Agreement dated August 8, 2017 between an affiliate of Purchaser and Easdil Secured (together, the "Confidentiality Agreement"). The Parties ratify, approve and agree to be bound by all of the terms and provisions of the Confidentiality Agreement, provided, however, that notwithstanding the terms of the Confidentiality Agreement, Purchaser may disclose information to potential third party buyers of any of the Properties and their lenders, as described in, and subject to the limitations set forth in, Section 7.3. All publicity relating to this Agreement and the sale of the Properties hereunder shall be released subject to the terms of the confidentiality provisions of this Agreement and the Confidentiality Agreement and only after prior consultation with the other party. Notwithstanding anything to the contrary contained in this Agreement and/or the Confidentiality Agreement (including any provision of the Confidentiality Agreement providing that the same shall terminate upon the parties execution of a purchase and sale agreement or similar agreement regarding the acquisition of the Assets), the provisions of this Article 19 and of the Confidentiality Agreement shall survive the termination of this Agreement but not the Closing (except that the Confidentiality Agreement shall survive with respect to any Properties that are not acquired by Purchaser hereunder).

20.       MISCELLANEOUS.

20.1       This Agreement, and the Exhibits and Schedules attached hereto embody the entire agreement between the parties in connection with this transaction and there are no oral or parol agreements, representations or inducements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except by a written agreement signed by all of the parties.

20.2       This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and permitted assigns. No Seller shall assign this Agreement or its rights or obligations hereunder without Purchaser’s prior written consent, which consent may be withheld in Purchaser’s sole discretion. Purchaser shall not assign this Agreement or its rights or obligations hereunder without Sellers’ prior written consent, which consent may be withheld in Sellers’ sole discretion; provided, however, that Purchaser may assign its rights and delegate its duties under this Agreement, in whole or in part, with respect to one or more Properties, without any Seller’s consent, to one or more entities as to which over 90% of the equity ownership interest is owned by Purchaser, and over 90% of the voting control is held by Purchaser, provided that Purchaser gives written notice of any such assignment to Sellers at least five (5) days before the Closing Date, and provided that (a) upon the occurrence of such assignment, Purchaser and such assignee(s) shall be and remain jointly and severally liable for the assigned obligations and liabilities of Purchaser under this Agreement, and (b) Purchaser shall have delivered to Sellers, on or before the date which is five (5) days prior to the Closing Date, a written instrument effectuating such assignment(s) and providing for both the applicable assumption by the assignee of obligations and liabilities of Purchaser under this Agreement and such joint and several liability of Purchaser and the assignee.

20.3       No written waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver of any breach of any other provision herein or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

20.4       This Agreement shall be governed by and interpreted in accordance with the laws of New York, without reference to the conflicts of laws principles of such State. Each Seller and Purchaser hereby consents to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York, and each irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each Seller and Purchaser accepts, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

20.5       This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Sellers have contributed substantially and materially to the preparation of this Agreement.

20.6       This Agreement may be executed in any number of counterparts which together shall constitute the Agreement. Executed signature pages of this Agreement transmitted via facsimile or electronic mail shall be valid and binding as original signatures and shall be considered an agreement of the respective parties to fully execute and deliver originally signed copies of this Agreement.

20.7        Should the date provided for under this Agreement for the giving of any notice or the performance of any obligation be a Saturday, Sunday or legal holiday for national banks in the location where any Property is located then the giving of such notice or the performance of such obligation, as applicable, shall be excused until the next day which is neither a Saturday, Sunday, or legal holiday.

20.8       In the event of any dispute or litigation arising out of this Agreement (including any post-judgment collection proceedings), the prevailing party (as determined by the court having jurisdiction) shall be entitled to recover its fees and costs (including reasonable attorneys’ fees and costs) from the non-prevailing party.

20.9       If requested by Sellers or Purchaser (the “Requesting Party”), the other party (the “Non Requesting Party”) shall cooperate with the Requesting Party in effecting a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (a “1031 Exchange”) and execute any documents customarily required in connection therewith, provided that: (i) the Non Requesting Party shall incur no liability whatsoever, (ii) the Requesting Party pays all costs and expenses incident thereto and (iii) the effectuation of the 1031 Exchange does not delay, in any way, the Closing in accordance herewith nor shall the consummation or accomplishment of the 1031 Exchange be a condition precedent or a condition subsequent to the Requesting Party’s obligations under this Agreement, (iv) the Requesting Party shall indemnify the Non Requesting

Party with respect to any liability in connection with the 1031 Exchanges, (v) in no event shall the 1031 Exchange release any party from its obligation to perform its obligations under this Agreement and (vi) any documents to be executed by the Non Requesting Party must be reasonably acceptable to the Non Requesting Party in the exercise of its sole and absolute discretion. The Non Requesting Party shall not by this Agreement or by acquiescence to the 1031 Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the Requesting Party that the 1031 Exchange complies with Section 1031 of the Internal Revenue Code.

20.10       Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement.

20.11       In no event shall any obligations, remedies, restrictions or limitations applicable to Sellers or Purchaser under this Agreement (including without limitation any limitations of liability or damages regarding any default by Sellers hereunder) limit any obligations of Sellers or Purchaser under any of the other Transaction Documents, including without limitation the Leases and Guaranties.

20.12       This Article 20 shall survive termination of this Agreement and Closing.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above set forth.

SELLERS:

ABS ID-O LLC, a Delaware limited liability company		RANDALL’S FOOD & DRUGS LP, a Delaware limited partnership

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

JEWEL FOOD STORES, INC., an Ohio corporation		NAI SATURN EASTERN LLC, a Delaware limited liability company

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

JETCO PROPERTIES, INC., a Delaware corporation		ABS WY-O LLC, a Delaware limited liability company

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

ASP REALTY, LLC, a Delaware limited liability company		AMERICAN DRUG STORES LLC, a Delaware limited liability company

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

ACME MARKETS, INC., a Delaware corporation		THE VONS COMPANIES, INC., a Delaware corporation

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

SAFEWAY STORES 99, INC, a Delaware corporation		WILDCAT MARKETS OPCO LLC, a Delaware limited liability company

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

SAFEWAY INC., a Delaware corporation		DOMINICK’S FINER FOODS, LLC, a Delaware limited liability company

By:	/s/ *****************	By:	/s/ *****************
Name:	*****************	Name:	*****************
Its:	Authorized Signatory	Its:	Authorized Signatory

SAFEWAY STORES 46, INC., a Delaware corporation

By:	/s/ *****************
Name:	*****************
Its:	Authorized Signatory

[Signature page continues on next page.]

PURCHASER:

CF ALBERT LLC,
a Delaware limited liability company

By:	/s/ *****************
Name:	*****************
Its:	Vice President

ANNEX A

AFFILIATED SELLERS

ABS ID-O LLC, a Delaware limited liability company

Jewel Food Stores, Inc., an Ohio corporation

Jetco Properties, Inc., a Delaware corporation

ASP Realty, LLC, a Delaware limited liability company

ACME Markets, Inc., a Delaware corporation

Safeway Stores 99, Inc, a Delaware corporation

Safeway Inc., a Delaware corporation

Safeway Stores 46, Inc., a Delaware corporation

Randall’s Food & Drugs LP, a Delaware limited partnership

NAI Saturn Eastern LLC, a Delaware limited liability company

ABS WY-O LLC, a Delaware limited liability company

American Drug Stores LLC, a Delaware limited liability company

The Vons Companies, Inc., a Delaware corporation

Wildcat Markets OPCO LLC, a Delaware limited liability company

Dominick’s Finer Foods, LLC, a Delaware limited liability company

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